AMENDMENT
                            DATED FEBRUARY 16, 2007,
                                     TO THE
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS

      Mid-Cap Advantage Fund (formerly Medius Fund)
      Russell 2000 Advantage Fund (formerly Mekros Fund)
      Europe Advantage Fund (formerly Large-Cap Europe Fund)
      Japan Advantage Fund (formerly Large-Cap Japan Fund)
      Sector Rotation Fund
      Multi-Cap Core Equity Fund (formerly Core Equity Fund)
      Absolute Return Strategies Fund
      Market Neutral Fund
      Hedged Equity Fund
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      All-Cap Value Fund
      Inverse Mid-Cap Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)
      Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund) Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)
      Real Estate Fund
      Commodities Fund
      S&P 500 Fund
      Russell 2000 Fund
      EPT Moderate Fund
      EPT Conservative Fund
      EPT Aggressive Fund
      Managed Futures Fund
      HIGH YIELD STRATEGY FUND
      INVERSE HIGH YIELD STRATEGY FUND

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DISTRIBUTION FEES

      Distribution Services ...................  twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.